Exhibit 99.1

Alteon	6 Campus Drive · Parsippany, NJ · 07054 (201) 934-5000 · Fax: (201) 934-8880

FOR IMMEDIATE RELEASE	Contact:	Susan M. Pietropaolo
SMP Solutions, Inc.
201-818-5537 (at Alteon)
ALTEON RESEARCH COLLABORATOR RECEIVES FUNDING FROM
JUVENILE DIABETES RESEARCH FOUNDATION FOR DIABETIC
COMPLICATIONS CLINICAL STUDY INVESTIGATING ALAGEBRIUM AND
RENAL FUNCTION
—Grant Part of JDRF’s Initiative to Advance Effort to Find a Cure
for Diabetes and its Complications—
Parsippany, NJ, July 10, 2006 — Alteon Inc. (AMEX: ALT) announced today that one of its collaborators, Mark Cooper, M.D., Ph.D., Professor, the Baker Heart Research Institute, Melbourne, Australia, has been awarded a grant from the Juvenile Diabetes Research Foundation (JDRF) to help fund a multinational Phase 2 clinical study of the effect of Alteon’s lead compound alagebrium on renal function in patients with type 1 diabetes and microalbuminuria. An A.G.E. Crosslink Breaker, alagebrium will be tested for its ability to reverse kidney damage caused by diabetes, and to reverse the protein excretion which is characteristic of diabetic nephropathy.
Diabetes is the leading cause of kidney failure in the United States. When blood sugar increases, as it does in diabetes, it non-enzymatically modifies proteins to form chemical structures known as advanced glycation end-products (A.G.E.s), leading to a loss of flexibility and function in tissues and organs throughout the body, including the kidney. Alagebrium chloride is the first in a new class of compounds developed by Alteon to break the A.G.E. crosslinks, and may therefore be a promising new treatment to prevent the kidney failure caused by diabetes. Dr. Cooper has performed many preclinical studies that appear to validate the use of alagebrium in diabetic nephropathy.
“In preclinical studies, we have shown that renal damage in diabetes is partly caused by sugar-protein complexes called Advanced Glycation End-products (A.G.E.s), and that treatment with alagebrium, an A.G.E. Crosslink Breaker, can improve renal function and structure,”1 said Dr. Cooper. “We are grateful to the JDRF for this grant that will enable us to explore these exciting findings in diabetic patients.”
A Phase 2 protocol for the clinical study has been developed. The randomized, double-blind, placebo-controlled study will test alagebrium in 80 patients with type 1 diabetes between the ages of 18-65 who are in the early stages of kidney disease. There will be an 8-week single-blind, run-in period during which placebo and an ACE inhibitor, standard background therapy for this patient population, will be administered to all patients. This will be followed by 24 weeks of double-blind treatment with either

[1]	Forbes, et al. The Breakdown of Pre-Existing Advanced Glycation End Products is Associated With Reduced Renal Fibrosis in Experimental Diabetes, Federation of American Societies in Experimental Biology (FASEB) Journal, July 2003

placebo or alagebrium in combination with an ACE inhibitor. Changes in albumin excretion rate will be the primary endpoint of the study. The study, which is expected to be initiated in the fourth quarter of 2006, will be conducted at three sites in Australia and one in Denmark. Notable nephrologist Hans-Henrik Parving, M.D., Professor of Medicine, Chief Physician, Steno Diabetes Center, Gentofte, Denmark, and Faculty of Health Science, University of Aarhus, Denmark, will serve as the investigator in Denmark.
“We are delighted that we will be working with Drs. Cooper and Parving on this Phase 2 evaluation of alagebrium in diabetic kidney disease, a medical condition in great need of new therapies,” said Kenneth I. Moch, President and CEO of Alteon. “This study complements our ongoing Phase 2 efforts in diastolic heart failure, another disease that can be a complication of diabetes.”
“Based on the preclinical studies performed by Dr. Cooper using alagebrium, we are encouraged that this clinical trial may demonstrate clinical utility in type I diabetics,” said Dr. Parving. I look forward to participating in this multinational study.”
About JDRF
JDRF (www.jdrf.org) was founded in 1970 by the parents of children with juvenile diabetes — a disease that strikes children suddenly, makes them insulin dependent for life, and carries the constant threat of devastating complications. Since inception, JDRF has provided more than $1 billion to diabetes research worldwide. More than 80 percent of JDRF’s expenditures directly support research and education about research. JDRF’s mission is constant: to find a cure for diabetes and its complications through the support of research.
About Alteon
Alteon is a product-based biopharmaceutical company engaged in the development of small molecule drugs to treat and prevent cardiovascular disease and diabetes. The Company has identified several promising product candidates that it believes represent novel approaches to some of the largest pharmaceutical markets.
On April 19, 2006, Alteon announced a definitive merger agreement with privately-held HaptoGuard, Inc., and the granting of certain royalty and negotiation rights to Genentech, Inc. as part of the restructuring of Genentech’s preferred stock position in Alteon. Alteon and HaptoGuard have complementary products under development in cardiovascular diseases and diabetes, including two Phase 2 clinical-stage compounds, ALT-2074 and alagebrium. Data is expected in early 2007 from an ongoing Phase 2 trial of ALT-2074 to minimize the cardiac damage from the intervention to treat acute coronary syndrome in diabetic patients. Alteon’s alagebrium has demonstrated potential efficacy in two clinical trials in heart failure, as well as in animal models of heart failure and nephropathy, among others. It has been tested in approximately 1,000 patients in a number of Phase 1 and Phase 2 clinical trials. Alagebrium has been shown to improve cardiac function, including the ability to significantly reduce left ventricular mass and improve diastolic filling parameters, and plans are to continue its development for diastolic heart failure. This disease represents a rapidly growing market of an unmet medical need, and is particularly common among diabetic patients. The merger and stock conversion transactions are subject to the approval of Alteon and HaptoGuard shareholders and are expected to close in the third quarter of 2006. For more information please visit Alteon’s website, www.alteon.com.
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Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, that Alteon may not complete the acquisition of HaptoGuard, and if completed, that the combined company’s financial condition may not be as expected, and those relating to Alteon’s ability to obtain sufficient financing to allow it to continue as a going concern and to continue the development of alagebrium, technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, and other risks identified in Alteon’s filings with the Securities and Exchange Commission. Further information on risks faced by Alteon are detailed under the caption “Risk Factors” in Alteon’s Annual Report on Form 10-K for the year ended December 31, 2005 and in subsequent filings with the SEC. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Participants in the Solicitation
In connection with the proposed merger, Alteon Inc. and HaptoGuard, Inc. have filed a joint proxy statement with the Securities and Exchange Commission. Investors and security holders of Alteon Inc. and HaptoGuard, Inc. are advised to read the joint proxy statement regarding the proposed merger referred to in this communication because it contains important information. Alteon Inc. and HaptoGuard, Inc. have mailed the joint proxy statement about the proposed merger to their respective stockholders. In addition to the proxy statement, Alteon Inc. files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Alteon Inc. at http://www.sec.gov and directly from Alteon Inc.
Alteon Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Alteon Inc. with respect to the proposed merger. Information regarding such officers and directors is included in Alteon Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its proxy statement for the 2006 Annual Meeting, which have been filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and directly from Alteon Inc.
HaptoGuard, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of HaptoGuard, Inc. HaptoGuard, Inc. is a private company and does not file annual or quarterly reports with the SEC.